EXHIBIT 10.1

SHARE CANCELLATION/ RETURN TO TREASURY AGREEMENT

THIS AGREEMENT made the 14th day of March, 2017.

BETWEEN:

Telehealthcare, Inc.

(the " Company ")

AND:

Derek Cahill

(the " Shareholder ")

WHEREAS:

A. The Shareholder controls 115,500,000 shares of the Company’s common stock and wishes to cancel 73,000,000 of such shares (the “ Shareholder Shares ”)

B. The Shareholder agrees to the cancellation of the Shareholder Shares to help the company raise future forms of capital.

NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants contained herein (the sufficiency whereof is hereby acknowledged by the parties hereto), the parties hereby agree to and with each other as follows:

1.	CANCELLATION OF THE SHAREHOLDER SHARES

1.1	The Shareholder Shares shall be cancelled effective on the date of this Agreement.

2.	RELEASE

2.1

The Shareholder, together with his affiliates, shareholders, heirs, executors, administrators, and assigns, does hereby remise, release and forever discharge the Company, its respective directors, officers, shareholders, employees and agents, and their respective successors and assigns, of and from all claims, causes of action, suits and demands whatsoever which the Shareholder ever had, now or may have howsoever arising out of the original grant and this cancellation of the Shareholder Shares.

3.	COUNTERPARTS

3.1	This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

4.	ELECTRONIC MEANS

4.1

Delivery of an executed copy of this Agreement by electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of this Agreement as of the date set forth on page one of this Agreement.

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5.	FURTHER ASSURANCES

5.1

As and so often as may be required, the parties will execute and deliver all such further documents, do or cause to be done all such further acts and things, and give all such further assurances as in the opinion of the Company or its counsel are necessary or advisable to give full effect to the provisions and intent of this Agreement.

6.	PROPER LAW

6.1	This Agreement will be governed by and construed in accordance with the law of the State of Wyoming

IN WITNESS WHEREOF the parties have executed and delivered this Agreement.

Telehealthcare, Inc.

Per:	/s/ Derek Cahill
Authorized Signatory

/s/ Derek Cahill
Derek Cahill

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